UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 12, 2010

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Enter into a Material Definitive Agreement.

BUCKEYE TRANSACTION
On March 12, 2010, Evergreen Energy Inc. (the “Company”) signed a definitive agreement with Rosebud Mining Company with respect to the sale of certain assets of Buckeye Industrial Mining Co. (“Buckeye”) for $32.9 million, including the release of $5.0 million of cash reclamation bonds. Further, $2.8 million of the purchase price will be deposited into escrow for a period of twelve months to cover amounts payable to Rosebud pursuant to the indemnification provision of the sales agreement.  The transaction is subject to customary closing conditions and the completion by Rosebud of due diligence.  The closing is not subject to a financing condition, but is subject to the satisfaction of customary closing conditions, including, among other matters, (i) accuracy of the representations and warranties and compliance with the covenants set forth in the agreement, each in all material respects, (ii) receipt of legally required regulatory approvals, and (iii) consents of certain governmental authorities and certain of Buckeye’s specified contractual counterparties.  The sale is expected to close in mid-May 2010, but in any event no later than June 30, 2010. The proceeds from the Buckeye sale will be used to retire the outstanding 2009 convertible notes including fees and accrued interest of $21.1 million, to fund related transaction expenses estimated at $2.5 million and for general working capital purposes.

The above description of the material terms of the agreement is not a complete statement of the parties’ rights and obligations.  The above statements are qualified in their entirety by reference to the Agreement, a copy of which will be filed as an exhibit to our next periodic report.

Item 8.01 Other Events.

K-FUEL TRANSACTION
The Company also announced that with the sale of Buckeye, the Company is able to better focus its resources on core business activities, including the K-Fuel technology.  The company has terminated the contemplated K-Fuel spin-off as previously announced.  Evergreen’s China affiliate, Evergreen-China Technology Co., is continuing negotiations to construct a K-Fuel plant in Inner Mongolia, and will continue to lead the business development and plant construction activities related to this plant.

IMPAIRMENTS

In connection with the preparation of its 2009 Annual Report on Form 10-K, the Company anticipates recording an impairment charge primarily related to its Buckeye assets of between $20 million and $22 million for the year ended December 31, 2009.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: March 15, 2010	By: /s/ Diana L. Kubik
Diana L. Kubik
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 15, 2010.